EXHIBIT 99.1

DIAMANTE MINERALS, INC.

203-1634 Harvey Avenue

Kelowna, British Columbia, Canada V1Y 6G2

(250) 860-8599

SUBSCRIPTION # _____

SUBSCRIPTION AGREEMENT

Diamante Minerals, Inc., a Nevada corporation (the “Company”), desires to issue up to 10,000,000 shares of common stock, par value $.001 per share (“Common Stock”) at a price of $0.1695 per share pursuant to the Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on January 27, 2017 and declared effective on _______ _______, 2017 (the “Registration Statement”). The minimum investment amount for a single investor is $1,000 for 5,900 shares. Subscriptions for less than the minimum investment will automatically be rejected.

1. Subscription. Pursuant to the terms of this Subscription Agreement, subscriber below (the “Subscriber”), intending to be legally bound, hereby subscribes for ( ) shares of common stock, $0.001 par value per share (the “Shares”), of Diamante Minerals, Inc., a Nevada corporation (the “Company”) at a price of $0.1695 per Share for a total subscription amount of $_______________ (the “Subscription Price”).

Subscriber hereby agrees to deliver payment to the Company for the Subscription Price either:

(a) by wiring payment of the Subscription Price to the account set forth below:

Account Number: 4005484

Wire Routing Transit Number: 02400

SWIFT Code: ROYCCAT2

Bank Name: Royal Bank of Canada

Bank Address: 1665 Ellis Street, Kelowna, BC, Canada V1Y 2B3

Account Title: Diamante Minerals, Inc.

Account Address: 203 - 1634 Harvey Ave, Kelowna, BC, Canada, V1Y 6G2

OR

(b) by mailing a certified check, bank draft or cashier’s check payable to Diamante Minerals, Inc.,203 - 1634 Harvey Ave, Kelowna, BC, Canada, V1Y 6G2. In either case, Subscriber agrees to execute this Subscription Agreement and if by mail, send to Diamante Minerals, Inc.,203 - 1634 Harvey Ave, Kelowna, BC, Canada, V1Y 6G2.

2. Offer to Purchase. Subscriber hereby irrevocably offers to purchase the Shares and tenders herewith, the total Subscription Price noted above payable to the order of the Company, all of which are pursuant to the terms of the Registration Statement. A copy of the Prospectus (the “Prospectus”) included in the Registration Statement was provided to the Subscriber by the Company and is currently available on file at the Securities and Exchange Commission online at sec.gov. Subscriber recognizes and agrees that (i) this subscription is irrevocable and, if Subscriber is a natural person, shall survive Subscriber’s death, disability or other incapacity, and (ii) the Company has complete discretion to accept or to reject this Subscription Agreement in its entirety and shall have no liability for any rejection of this Subscription Agreement. This Subscription Agreement shall be deemed to be accepted by the Company only when it is executed by the Company.

3. Effect of Acceptance. Subscriber hereby acknowledges and agrees that on the Company’s acceptance of this Subscription Agreement, it shall become a binding and fully enforceable agreement between the Company and the Subscriber. As a result, upon acceptance by the Company of this Subscription Agreement, Subscriber will become the record and beneficial holder of the Shares and the Company will be entitled to receive the Subscription Price of the Shares as specified herein. The minimum investment amount for a single investor is $1,000 for 5,900 shares. Subscriptions for less than the minimum investment will automatically be rejected.

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4. Representations and Warranties. Subscriber represents and warrants as follows:

(a) Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of a Share. Subscriber and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Shares.

(b) The Subscriber hereby acknowledges receipt of a copy of the Prospectus under the Registration Statement relating to this offering and the Shares, which is on file with the United States Securities and Exchange Commission.

(c) Subscriber has adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment, has made commitments to investments that are not readily marketable which are reasonable in relation to Subscriber’s net worth and can afford a complete loss of such investment.

(d) Subscriber has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company and, if Subscriber is an entity, is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Agreement.

(e) The Subscriber has been advised that, by virtue of the Company’s connections to British Columbia, the sale of the Shares is subject to the Securities Act (British Columbia) (the “BC Act”) and such sale is being effected pursuant to an exemption from the prospectus requirements of the BC Act on the basis that the Subscriber is an “accredited investor” as defined under the BC Act (an “Accredited Investor”). In this regard the Subscriber represents and warrants to the Company as follows:

(i) the Subscriber is purchasing the Shares as principal for the Subscriber’s own account and not for the benefit of any other person;

(ii) the Subscriber is an Accredited Investor and has properly completed and executed the Accredited Investor Certificate attached to this Subscription Agreement as Schedule A indicating the basis upon which the Subscriber is an Accredited Investor and the Subscriber confirms the truth and accuracy of all statements made by the Subscriber in such certificate;

(iii) if the Subscriber is an individual the Subscriber has executed and delivered Form 45-106F9 – Form for Individual Accredited Investor in the form attached as Appendix 2 to Schedule A to this Subscription Agreement.

(f) Subscriber maintains its domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page hereto and, for greater certainty, the Subscriber confirms that they are not a resident of Canada and acknowledges and agrees that the Subscriber will not knowingly sell the Shares, directly or indirectly, to a resident of Canada.

(g) The representations, warranties and agreements contained are true and correct as of the date hereof and may be relied upon by the Company, and Subscriber will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send the Company written confirmation thereof. The representations, warranties and agreements of Subscriber contained herein shall survive the execution and delivery of this Agreement and the purchase of the Shares.

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5. Indemnification. Subscriber agrees to indemnify and hold the Company and its agents, representatives and employees harmless from and against all liability, damage, loss, cost and expense (including reasonable attorneys’ fees) which they may incur by reason of the failure of Subscriber to fulfill any of the terms or conditions of this subscription agreement, or by reason of any inaccuracy or omission in the information furnished by Subscriber herein or any breach of the representations and warranties made by Subscriber herein or in any document provided by Subscriber to the Company.

6. Miscellaneous.

(a) This subscription agreement has been duly and validly authorized, executed and delivered by Subscriber and constitutes the valid, binding and enforceable agreement of Subscriber. If this subscription agreement is being completed on behalf of an entity it has been completed and executed by an authorized party.

(b) This subscription agreement and any documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and together supersede all prior discussions or agreements in respect hereof.

(c) Within five (5) days after receipt of a written request from the Company, Subscriber agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions or provide such further assurances as reasonably may be necessary to correct any errors in documentation or to comply with any and all laws to which the Company is subject.

(d) The Company shall be notified immediately of any change in any of the information contained above occurring prior to Subscriber’s purchase of the Shares or at any time thereafter for so long as Subscriber is a holder of the Shares.

(e) Termination of Agreement; Return of Funds. In the event that, for any reason, this Subscription Agreement is rejected in its entirety by the Company, this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder. In the event that the Company rejects this Subscription Agreement, the Company shall promptly return or cause to be returned to Subscriber any money tendered hereunder without interest or deduction.

(f) This subscription agreement shall be governed by the laws of the state of Nevada.

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Diamante Minerals, Inc.

Investor Profile

(Must be completed by Subscriber)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:
Joint Party Date of Birth:	Investment Experience (Years):
Annual Income:	Liquid Net Worth:
Net Worth*:

Tax Bracket:	15% or below	25% - 27.5%	Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone:	Home Fax:	Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:	Bus. Fax:	Bus. Email:

Type of Business:

Outside Broker/Dealer:

Existing Shareholders Only: If you are an existing shareholder of Diamante Minerals, Inc. and your shares are registered directly in your name on our stock records, please provide your account number with our transfer agent Globex Transfer, LLC: ____________

Section B - Certificate Delivery Instructions

Shares will be issued in book-entry form rather than in a physical certificate, unless otherwise indicated below:

Please deliver certificate to the Employer Address listed in Section A.
Please deliver certificate to the Home Address listed in Section A.

Please deliver certificate to the following address:

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INDIVIDUALS

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement ___________________, 2017.

(Signature of subscriber)

PRINT NAME: ____________________

COMPANY NAME (IF APPLICABLE):

TITLE OF SIGNER (IF APPLICABLE):

TAXPAYER IDENTIFICATION OR SOCIAL

SECURITY NO.: ___________________________

RESIDENCE OR BUSINESS ADDRESS:

Street

City	State	Zip

MAILING ADDRESS (If different from business address):

Street

City	State	Zip

ACCEPTED AND AGREED TO:

Diamante Minerals, Inc.:

By:
Name:
Title:

Date:	, 2017

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CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement _________________________, 2017.

NAME OF SUBSCRIBER

By:
Name:
Title:

Date:	, 2017

TAXPAYER IDENTIFICATION OR SOCIAL

SECURITY NO.:

RESIDENCE OR BUSINESS ADDRESS:

Street

City	State	Zip

MAILING ADDRESS (If different from business address):

Street

City	State	Zip

ACCEPTED AND AGREED TO:

Diamante Minerals, Inc.:

By:
Name:
Title:

Date:	, 2017

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SCHEDULE A

ACCREDITED INVESTOR CERTIFICATE

Part 1: Accredited Investor (defined in NI 45-106):

The undersigned (the “Subscriber”) hereby confirms and certifies to Diamante Minerals, Inc. (the “Company”) that the Subscriber is purchasing the Shares as principal and that the Subscriber is an “Accredited Investor” as defined in National Instrument 45-106 (“NI 45-106”) and is: [check appropriate boxes]

(a)	a Canadian financial institution or an authorized foreign bank listed in Schedule III of the Bank Act (Canada),

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c)

a subsidiary of any person referred to in paragraph (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,
Jurisdiction(s) registered: ____________________________
Categories of registration:

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
Jurisdiction(s) registered: ____________________________
Categories of registration:

(e.1)

an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada,

(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Quebec,

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,
Jurisdiction(s) registered: ___________________________
Categories of registration:

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(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000,

IF THIS APPLIES, YOU MUST ALSO COMPLETE FORM 45-106F9 ATTACHED AS APPENDIX 2 TO THIS SCHEDULE A.

(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$5,000,000,

IF THIS APPLIES, YOU MUST ALSO COMPLETE FORM 45-106F9 ATTACHED AS APPENDIX 2 TO THIS SCHEDULE A.

(k)

an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

IF THIS APPLIES, YOU MUST ALSO COMPLETE FORM 45-106F9 ATTACHED AS APPENDIX 2 TO THIS SCHEDULE A.

(l)	an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000,

IF THIS APPLIES, YOU MUST ALSO COMPLETE FORM 45-106F9 ATTACHED AS APPENDIX 2 TO THIS SCHEDULE A.

(m)	a person, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements,

Type of entity: _________________________________________
Jurisdiction and date of formation: _________________________

(n)	an investment fund that distributes or has distributed its securities only to

	(I)	a person that is or was an accredited investor at the time of the distribution,

	(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] and 2.19 [Additional investment in investment funds] of NI 45-106, or

	(iii)	a person described in paragraph (i) or (ii) immediately above that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106,

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt,

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account by the trust company or trust corporation, as the case may be,

Jurisdiction(s) registered: Registration number(s):

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(q)

a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

Jurisdiction(s) registered:
Categories of registration:

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

Jurisdiction(s) registered: _____________________________
Categories of registration: _____________________________

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

Jurisdiction organized: Type of entity: ____________________

(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

If this is applicable, each owner of interest must complete and submit its own copy of this Accredited Investor Certificate,

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

Name of Advisor: _____________________________
Jurisdiction(s) registered:

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as an accredited investor, or

Jurisdiction(s) recognized or designated: ________________________

(w)

a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Name(s) of settlor: ________________________________________________
Name(s) of trustees: _______________________________________________

and for purposes hereof, words and phrases which are used in this Accredited Investor Certificate and which are defined in NI 45-106 will have the meaning ascribed thereto in NI 45-106.Certain definitions that are relevant to qualifications as an “Accredited Investor” are attached hereto as Appendix I. You must review these definitions carefully.

EXECUTED by the Subscriber at _____________________, this ________ day of ___________________, 2017.

If a corporation, partnership or other entity:	If an Individual:

Signature of Authorized	Signatory

Name and Position of Signatory	Print Name

Name of Purchasing Entity	Jurisdiction of Residence

Jurisdiction of Residence

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APPENDIX I TO SCHEDULE A

DEFINITIONS RELEVANT TO QUALIFICATIONS AS AN ACCREDITED INVESTOR

(a)	“Canadian financial institution” means

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	“control person” has the meaning ascribed to that term in securities legislation except in Manitoba, Ontario, Quebec, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, the Northwest Territories and Nunavut where “control person” means any person that holds or is one of a combination of persons that hold

(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(c)	“eligibility adviser” means

(i)	a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(B) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(d)	“executive officer” means, for an issuer, an individual who is

(i)	a chair, vice-chair or president,

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv)	performing a policy-making function in respect of the issuer;

(e)	“financial assets” means cash, securities or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f)	“founder” means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the trade is actively involved in the business of the issuer;

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(g)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(h)	“investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure except in Ontario where “investment fund” means a mutual fund or anon-redeemable fund;

(i)	“person” includes

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative; except in Ontario where “person” means

(i)	an individual,

(ii)	a partnership,

(iii)	an unincorporated association,

(iv)	an unincorporated syndicate,

(v)	an unincorporated organization,

(vi)	a trust,

(vii)	an executor,

(viii)	an administrator, and

(ix)	a legal representative;

(j)	“related liabilities” means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets.

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(k)	“spouse” means, an individual who,

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(l)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

Affiliated Entities and Control

For the purposes of Part 1:

1.	An issuer is considered to be an affiliate of another issuer if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

2	A person (first person) is considered to control another person (second person) if

(i) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(ii) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(iii) the second person is a limited partnership and the general partner of the limited partnership is the first person.

For the purposes of Part 2:

1.	A company shall be deemed to be an affiliate of another company if one of them is a subsidiary of the other, or if both are subsidiaries of the same company or if each of them is controlled by the same person or company.

2.	A company shall be deemed to be controlled by another person or company or by two or more companies if,

(a)	voting securities of the first-mentioned company carrying more than 50 per cent of the votes for the election of directors or held, otherwise than by way of security only, by or for the benefit of the other person or company or by or for the benefit of the other companies; and

(b)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of the first-mentioned company.

All monetary references are in Canadian Dollars

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APPENDIX 2 TO SCHEDULE A

Form 45-106F9

Form for Individual Accredited Investors

WARNING!

This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY ISSUER OR SELLING SECURITY HOLDER

1.About your investment

Type of securities:	Issuer:

Shares of the Issuer at US$0.1699 per Share	Diamante Minerals, Inc.

SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER

2.Risk acknowledgement

This investment is risky. Initial that you understand that:	Your initials

Risk of loss – You could lose your entire investment of $______________.

Liquidity risk – You may not be able to sell your investment quickly – or at all.

Lack of information – You may receive little or no information about your investment.

Lack of advice – You may not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investments. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3.Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.

Your initials

•

Your net income before taxes was more than $200,000 in each for the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

•

Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

•	Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the case and securities.

•	Either alone or with your spouse, you may have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

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4.Your name and signature

By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.

First and last name (please print):

Signature: ___________________	Date: __________________

SECTION 5 TO BE COMPLETED BY SALESPERSON

5.Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):

Telephone: _______________________	Email: _____________________

Name of firm (if registered): ______________________________________

SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

6.For more information about this investment

Please contact the Issuer at:

Diamante Minerals, Inc.
203 – 1634 Harvey Avenue
Kelowna, BC V1Y 6G2

Contact person: Jennifer Irons, via email at jirons@metalexventures.ca or telephone : (250) 860-8599.

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www. securities-administrators.ca

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